CLIENT SERVICE AGREEMENT

     THIS AGREEMENT is made and entered into this 14th day of January, 2000, between CONTINENTAL CAPITAL & EQUITY CORPORATION, a Florida Corporation located at 195 Wekiva Springs Road, Suite 200, Longwood, FL 32779, (hereinafter referred to as "CCEC") and ZiaSun Technologies, Inc., a Nevada Corporation, located at 462 Stevens Avenue, Suite 106 Solana Beach, CA 92075 (hereinafter referred to as the "Corporation").

                                   WITNESSETH:

     A. Whereas, CCEC is a financial relations and direct marketing advertising firm specializing in the dissemination of information about publicly traded companies, and

     B. Whereas, the Corporation is publicly held with its common stock trading on the NASD Over the Counter Bulletin Board under the symbol "ZSUN"; and

     C. Whereas, the Corporation has filed a Registration Statement on Form 10-SB, pursuant to Section 12(g) of the Securities Exchange Act of 1934. As of the date of this Agreement, the Registration Statement has become effective but the Securities and Exchange Commission has not yet reached a position of no further comments.

     D. Whereas, the Corporation desires to publicize itself with the intention of making its name and business better known to shareholders, investors, brokerage houses, institutional investors, analysts and other industry professionals, and

     E. Whereas, CCEC is willing to accept the Corporation as a client.

     NOW THEREFORE, in consideration of the mutual covenants herein contained, it is agreed:

     1. ENGAGEMENT. The Corporation hereby engages CCEC to publicize the Corporation to brokers, prospective investors, institutional investors, analysts, other industry professionals and shareholders described in Section 2 of this Agreement, and subject to the further provisions of this Agreement. CCEC hereby accepts the Corporation as a client and agrees to publicize it as described in Section 2 of this Agreement, but subject to the further provisions of this Agreement.

     2. MARKETING PROGRAM. Consists of the following components:

          (A) CCEC will review and analyze various aspects of the Corporation's goals and make recommendations on feasibility and achievement of desired goals.

          (B) CCEC will review all of the general information and recent filings of the Corporation and produce a 100,000 piece direct mail package to include an 11" X 17" self mailer and an ample number of corporate profiles to provide one profile for each respondent to the original mailing, both items to be approved by the Corporation prior to circulation


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          (C) CCEC will  provide  exposure  to its  network of firms and brokers that may be interested in participating with the Corporation and schedule and conduct the necessary due diligence and obtain the required approvals necessary for those firms to participate. CCEC will also interview and make determinations on any firms or brokers referred by the Corporation with regard to their participation.

          (D) At the Corporation's request, CCEC will be available to the Corporation to field any calls from firms and brokers inquiring about the Corporation.

          (E) CCEC will use its best efforts to obtain the Corporation exposure on radio programming, in independent financial newsletters, and through online fax and Internet broadcast services.

          (F) CCEC will promote the Corporation on the Worldwide Internet via CCEC's home web site (www.insidewallstreet.com). Further CCEC shall create banner ads for placement on financial web sites with hyperlinks back to the Corporation's feature page on CCEC's home web site. The banner ads shall run for four (4) months.

          (G) At the Corporation's request, CCEC shall write, produce and assist the Corporation in releasing all press announcements. The Corporation shall be solely responsible for paying all fees associated with the actual release(s) through BusinessWire, P.R. Newswire, or any other comparable news dissemination source.

          (H) CCEC will create, build and continually enhance a fax database of all brokers, investors, analysts and media contacts who have expressed an interest in receiving on-going information on the Corporation. CCEC will assist the Corporation in setting up an account with a fax broadcasting agency to manage the actual broadcasting in the event Corporation does not have this capability in-house. Further, CCEC will, at its election, mass-fax broadcast select releases to its network of U.S. stockbrokers, analysts and institutional investors.

          (I) CCEC will obtain express written approval from the Corporation on all material produced by CCEC prior to disseminating such information to the public.

     3. TIME OF PERFORMANCE. Services to be performed under this Agreement shall commence upon execution of this Agreement and shall continue for a period of twelve (12) months.

     4. COMPENSATION AND EXPENSES. In consideration of the services to be performed by CCEC, the Corporation agrees to pay compensation to CCEC as follows:

          (A)  Cash   Compensation.   Two   hundred   fifty   thousand   dollars
     ($250,000.00), payable in cash due upon execution of this Agreement.

          (B) Warrants. Warrants entitling CCEC to purchase two hundred thousand (200,000) shares of the Corporation's common stock with the exercise price based on the Closing Bid of the Common Stock of the Corporation as reported on the NASD Over the Counter Bulletin Board, as of the date of execution of this Agreement (the "Closing Bid"), and calculated as follows:

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               (i)  Round 1. CCEC shall have the right to purchase 50,000 shares of the Common Stock of the Corporation, at an Exercise Price equal to one hundred twenty-five percent (125%) of the Closing Bid;

               (ii) Round 2. CCEC shall have the right to purchase 50,000 shares of the Common Stock of the Corporation, at an Exercise Price equal to one hundred fifty percent (150%) of the Closing Bid;

               (iii)Round 3.  CCEC  shall  have the  right  to  purchase  50,000 shares of the Common Stock of the Corporation, at an Exercise Price equal to one hundred seventy-five percent (175%) of the Closing Bid; and

               (iv) Round 4. CCEC shall have the right to purchase 50,000 shares of the Common Stock of the Corporation, at an Exercise Price equal to two hundred percent (200%) of the Closing Bid.

          (C) Terms of Warrant. The terms and conditions of the Warrant are set forth in the Warrant attached hereto as Exhibit 1, and incorporated herein by this reference.

          (D) Renewal of Agreement. If Rounds 1 and 2 of the Warrant as set forth in section 1.3(a) and (b) of the Warrant, are exercised by CCEC, then CCEC shall automatically be granted a $250,000, 12 month Client Service Agreement renewal, payable in cash within thirty (30) days of CCEC's exercise of Round 2 of warrants as set forth in section 1.3(b) of the Warrant.

          (E) Registration Rights for Warrant Shares. The shares issuable upon exercise of the Warrant shall be subject to certain piggyback and demand registration rights as set forth in that certain Registration Rights Agreement, a copy of which is attached hereto as Exhibit 2.

     5.   REPRESENTATIONS  AND  WARRANTIES  OF  THE  COMPANY.   The  Corporation
represents and warrants to CCEC, each such representation and warranty being deemed to be material that:

          (A) The Corporation will cooperate fully and timely with CCEC to enable CCEC to perform its obligations under this Agreement.

          (B) The execution and performance of this Agreement by the Corporation has been duly authorized by the Board of Directors of the Corporation in accordance with applicable law, and, to the extent required, by the requisite number of shareholders of the Corporation;

          (C) The performance by the Corporation of this Agreement will not violate any applicable court decree, law or regulation, nor will it violate any provisions of the organizational documents of the Corporation or any contractual obligation by which the Corporation may be bound.
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          (D) The  Corporation  will  promptly  deliver to CCEC a  complete  due diligence package to include the most recent annual report to Shareholders, and the most recent quarterly report of the Corporation on Form 10-QSB, the last six (6) months of press releases and all other relevant materials, including but not limited to corporate reports, brochures, etc.

          (E) The Corporation will promptly deliver to CCEC a list of names and addresses of all shareholders of the Corporation of which it is aware.

          (F) The Corporation will promptly deliver to CCEC a list of brokers and market makers of the Corporation's securities which have been following the Corporation.

          (G) Because CCEC will rely on such information to be supplied it by the Corporation, all such information shall be true, accurate, complete and not misleading, in all respects.

          (H) The Corporation will act diligently and promptly in reviewing materials submitted to it by CCEC to enhance timely distribution of the materials and will inform CCEC of any inaccuracies contained therein prior to the projected publication date.

     6. DISCLAIMER BY CCEC. CCEC WILL BE THE PREPARER OF CERTAIN PROMOTIONAL MATERIALS. CCEC MAKES NO REPRESENTATION THAT (A) ITS SERVICE WILL RESULT IN ANY ENHANCEMENT TO THE COMPANY (B) THE PRICE OF THE COMPANY'S PUBLICLY TRADED SECURITIES WILL INCREASE, (C) ANY PERSON WILL PURCHASE SECURITIES IN THE COMPANY, OR (D) ANY INVESTOR WILL LEND MONEY TO OR INVEST IN OR WITH THE COMPANY.

     7. EARLY TERMINATION. If the Corporation fails to cooperate with CCEC, or fails to make timely payment of the compensation set forth in Section 4 of this Agreement CCEC shall have the right to terminate any further performance under this Agreement. In such event all compensation shall become immediately due and payable and/or deliverable, and CCEC shall be entitled to receive and retain the same as liquidated damages, and not as a penalty, in lieu of all other remedies, the parties acknowledging and agreeing that it would be too difficult currently to determine the exact extent of CCEC's damage, but that the receipt and retention of such compensation is reasonable present estimate of such damage.

     8. LIMITATION OF CCEC LIABILITY. If CCEC fails to perform its services hereunder, its entire liability to the Corporation shall not exceed the lesser of (a) the amount of cash compensation CCEC has received from the Corporation under Section 4 of this Agreement and the gain on any sale of shares issuable upon exercise of the Warrants, or (b) the actual damage to the Corporation as a result of such non-performance. IN NO EVENT WILL CCEC BE LIABLE FOR ANY

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INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES NOR FOR ANY CLAIM AGAINST THE COMPANY
BY ANY PERSON OR ENTITY  ARISING  FROM OR IN ANY WAY RELATED TO THIS  AGREEMENT,
UNLESS  SUCH  DAMAGES  RESULT   DIRECTLY  OR  INDIRECTLY   FROM   MISSTATEMENTS,
MISREPRESENTATIONS, OMISSIONS BY CCEC OR FROM THE USE OR PUBLICATION, BY CCEC, OF INFORMATION NOT AUTHORIZED IN WRITING BY THE COMPANY, FOR USE OR PUBLICATION.

     9. OWNERSHIP OF MATERIALS. Upon the initial payment by the Corporation to CCEC as set forth in section 4(A) above, all right, title and interest in and to materials to be produced by CCEC in connection with this contract and other services to be rendered under this Agreement shall be the sole and exclusive property of the Corporation.

     10. CONFIDENTIALITY. Until such time as the same may become publicly known, CCEC agrees that any information of a confidential nature will not be revealed or disclosed to any person or entity, except in the performance of this Agreement, and upon completion of its services and upon written request of the Corporation all materials and original documentation provided by the Corporation will be returned to it. CCEC will, however, require Confidentiality Agreements from its own employees and from contractors CCEC reasonably believes will come in contact with confidential material.

     11. NOTICES. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third (3rd) business day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

If to the Corporation, addressed to it at:       If to CCEC, addressed to it at:
-----------------------------------------        ------------------------------
Mr. Allen D. Hardman Executive Vice President    Mr. Bruce Elliot
ZiaSun Technologies, Inc.                        195 Wekiva Springs Road
462 Stevens Avenue                               Suite 200
Suite 106                                        Longwood, FL 32779
Solana Beach, CA 92075

     12. SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal, or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement or any provision of the other Agreements shall not in any way be affected or impaired thereby.

     13. ARBITRATION. Any controversy or claim arising out of or relating to the Client Service Agreement, or the breach thereof, shall be settled by arbitration in accordance with the commercial arbitration rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

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     14. MISCELLANEOUS.

          (A) Governing Law; Choice of Forum. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to agreements made and to be performed entirely within such State and without regard to its choice of law principles. All parties hereto (i) consents to submit itself to the personal jurisdiction of any federal court located in the State of California or any California state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that Venue for any such dispute arises out of this Agreement or any of the transactions contemplated by this Agreement shall be any federal court located in the State of California or any California state court, (iii) agrees that they will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iv) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal court sitting in the State of California or a California state court.

          (B) Currency. In all instances, references to dollars shall be deemed to be United States Dollars.

          (C) Counterparts and/or Facsimile Signature This Agreement may be executed in any number of counterparts, including counterparts transmitted by telecopier or FAX, any one of which shall constitute an original of this Agreement. When counterparts of facsimile copies have been executed by all parties, they shall have the same effect as if the signatures to each counterpart or copy were upon the same document and copies of such documents shall be deemed valid as originals. The parties agree that all such signatures may be transferred to a single document upon the request of any party.

     Executed as of the date and year first above written.

                                             ZiaSun Technologies, Inc.


Dated:   01/14/2000                          /S/ D. Scott Elder
                                             -----------------------------------
                                             By:  D. Scott Elder
                                             Its:  Chairman and CEO

Dated:   01/14/2000                          /S/ Allen D. Hardman
                                             -----------------------------------
                                             By:  Allen D. Hardman
                                             Its:  Executive Vice President

                                        Continental Capital & Equity Corporation


Dated:   01/14/2000                          /S/ Dodi B. Zirkle
                                             -----------------------------------
                                             By: Dodi B. Zirkle
                                             Its: Chief Operating Officer


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